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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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799 W. Coliseum Way
Midvale, Utah 84047

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 9, 2018

Dear Fellow Stockholders:

        We cordially invite you to attend the 2018 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2018. At the meeting, holders of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our "Voting Shares") will vote on the following matters:

  1.
  The election of three Class I directors of the Company to serve terms of three years. The Company's Board of Directors intends to present Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III for election to the Board; and

  2.
  The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

        Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting.

        Following the meeting, we will discuss our business and answer appropriate questions.

        Holders of record of shares of our Voting Shares at the close of business on March 12, 2018 are entitled to vote at the meeting and any postponements or adjournments. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

        We are mailing to some of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K"). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2017 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

By Order of the Board of Directors,

Allison H. Abraham Chairwoman of the Board

Midvale, Utah
March 20, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 9, 2018

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at http://www.overstock.com/proxy.

Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

OVERSTOCK.COM, INC.
799 W. Coliseum Way
Midvale, Utah 84047

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 9, 2018

  General

        Our Board of Directors (the "Board") is soliciting proxies for the 2018 Annual Meeting of Stockholders of Overstock.com, Inc. ("Overstock," the "Company," "we" or "our") to be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2018. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders who received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

        Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

        Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

        Our principal offices are located at 799 W. Coliseum Way, Midvale, Utah 84047, and our telephone number is (801) 947-3100.

  Record Date and Voting Securities

        The Board set March 12, 2018 as the record date for the meeting. Stockholders who owned shares of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our "Voting Shares") at the close of business on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 29,483,993 Voting Shares outstanding on the record date. A majority of the outstanding Voting Shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

  Proxy Materials

        Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K"), are first being sent or given to stockholders on or about March 21, 2018.

        The date of this Proxy Statement is March 20, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including:

  •
  the election of directors; and

  •
  ratification of our Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm for 2018.

Who can vote at the Annual Meeting?

        Stockholders of record who owned Overstock common stock, Blockchain Voting Series A Preferred Stock or Voting Series B Preferred Stock (collectively, the "Voting Shares") at the close of business on March 12, 2018 (the "Record Date") may attend and vote at the Annual Meeting. Each Voting Share is entitled to one vote. There were 29,483,993 Voting Shares outstanding at the close of business on the Record Date.

What are the recommendations of the Board?

        Overstock's Board unanimously recommends votes:

        "FOR" the election of the nominated directors (see proposal 1); and

        "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 (see proposal 2)

What is a quorum?

        The presence in person or by proxy of the holders of a majority of the Voting Shares outstanding on the Record Date will constitute a quorum for the Annual Meeting. A quorum is necessary to transact business at the meeting. Voting Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the meeting and at the meeting to determine whether a quorum is present.

How do I vote?

        You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

        "FOR" the election of the nominated directors in proposal 1; and

        "FOR" the ratification of KPMG LLP as our independent registered public accounting firm in proposal 2.

        If you are a "street name" stockholder and you do not return instructions on how to vote to your broker, your shares will not be voted except on proposal 2. The voting of shares held by "street name" stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker's proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

        If you hold Voting Shares in a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

What happens if a nominee is unable to stand for election?

        The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than three Class I nominees.

Can I vote via the Internet or by telephone?

        You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

        If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 8, 2018. If you are a participant in the Overstock 401(k) plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 3, 2018.

Can I change my vote or revoke my proxy?

        Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

        If you are a registered stockholder and have delivered a proxy, you may revoke your proxy at any time before the proxy is exercised by filing with our corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this proxy statement. At the meeting, you also may revoke your proxy by submitting a written revocation or a later-dated proxy to the inspector of election. Your attendance at the meeting will not by itself revoke your proxy.

        If your shares are held in "street name" or you are a participant in the Overstock 401(k) plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

        The rules of the U.S. Securities and Exchange Commission (the "SEC") allow companies to furnish their proxy materials via the Internet. Accordingly, we sent some of our stockholders a notice of Internet availability of proxy materials for this year's annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

        No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

What is the voting requirement to approve each of the proposals?

        Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Stockholders require the votes described below to be approved.

        Proposal 1—Election of Directors—Directors shall be elected by a plurality of the votes cast by the holders of Voting Shares. This means that the three nominees receiving the highest numbers of Voting Shares voted "for" their election will be elected as Class I members of the Board of Directors. If any nominee for director fails to receive a greater number of "for" votes than "withheld" votes or instructions, our director resignation policy requires the person to tender his or her resignation to the Chairperson of the Board within five business days following certification of the vote. See "The Board—Director Resignation Policy."

        With respect to the election of directors, you may vote "for" or "withhold" authority to vote for each of the nominees for election. If you "withhold" authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes also will have no effect on the election of directors. There is no cumulative voting in the election of directors.

        Proposal 2—Ratification of our Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm—the affirmative vote of the holders of a majority of the shares of Voting Shares present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal. You may vote "for," "against," or "abstain" on this proposal. Abstentions and broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the Voting Shares present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What are Broker Non-Votes?

        Stockholders who hold their shares through a broker or other nominee (in "street name"), must provide specific instructions to their brokers or other nominee as to how to vote their shares, in the manner prescribed by their broker or other nominee. In the absence of instructions, brokers and nominees typically have the discretion to vote such shares on the ratification of the appointment of auditors, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a "broker non-vote" occurs.

Which proposals are considered "routine" or "non-routine"?

        Only Proposal 2 (the proposed ratification of our independent registered public accounting firm) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2. Proposal 1 is considered non-routine.

How many shares of Series A Preferred, Series B Preferred and Common Stock are outstanding and entitled to vote at the meeting?

        At the Record Date, a total of 29,483,993 Voting Shares were outstanding and entitled to vote at the meeting, consisting of 126,565 shares of Blockchain Voting Series A Preferred Stock ("Series A Preferred"), 554,694 shares of Voting Series B Preferred Stock ("Series B Preferred"), and 28,802,734 shares of Common Stock.

Are any shares entitled to a class vote on any of the proposals to be considered at the meeting?

        None of the outstanding shares are entitled to a separate class vote on any of the proposals to be considered at the meeting. The Series A Preferred, the Series B Preferred and the Common Stock will all vote together as a single class on each of the proposals, and each share will be entitled to one vote on each of the proposals.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        The affirmative vote of the holders of a majority of the Voting Shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve any other matters that may properly come before the meeting, unless a different vote is required by law, by our Certificate of Incorporation or by our bylaws.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting, and will file a Form 8-K with the SEC reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by calling Overstock Investor Relations at (801) 947-3100 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://www.overstock.com/proxy.

Who pays for the proxy solicitation process?

        We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock or Series B Preferred in street name. We may reimburse such brokers, banks and nominees for their reasonable out-of- pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable out-of-pocket expenses. We intend to use the services of a proxy solicitation firm in connection with the meeting and anticipate that the costs of such services will be approximately $9,500 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

        If you would like an additional copy of this proxy statement or our 2017 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to

Overstock.com, Inc., Attention: Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047, or by calling Overstock Investor Relations at (801) 947-3100.

Who can help answer my questions?

        If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Inc., our proxy solicitor, toll-free at 866-432-2791.

        Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 9, 2018
The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at http://www.overstock.com/proxy.

PROPOSALS TO BE VOTED ON:

PROPOSAL 1—ELECTION OF DIRECTORS

  Nominees

        The nominees for election this year as Class I directors, for three-year terms ending in 2021, are Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III.

        Dr. Byrne has served as our Chief Executive Officer (our principal executive officer) and as a director since 1999, as Chairman of the Board from February 2001 through October 2005 and from July 2006 through April 2014. Dr. Byrne has also served as the Chief Executive Officer of tZERO, an indirect majority-owned subsidiary of Overstock, since July 2015 and also has served as Co-chairman of the Board of Directors of tZERO since October 2017. He is also a member of the Board of Directors of our wholly-owned subsidiary Medici Ventures, Inc. Dr. Byrne is also Co-Chairman and Chief Executive Officer of our 50%-owned public benefit corporation subsidiary DeSoto Inc.

        Mr. Corbus has been a director since 2007. Mr. Corbus is also a member of the Audit Committee.

        Mr. Johnson has been a director since May 2013 and served as our President and Corporate Secretary from July 2008 to February 2013, as our Acting Chief Executive Officer and Corporate Secretary from February 2013 to April 2013, as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014, as Chairman of the Board from May 2014 to May 2017, and is currently serving as Overstock's President, Medici; and as president of Medici Ventures, Inc. From 2002 to 2008 he served us in a number of other executive capacities.

        Each of the nominees has consented to serve a three-year term. For additional information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors."

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Proposed Ratification of Appointment of KPMG LLP

        The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2018 and audit the effectiveness of our internal control over financial reporting as of December 31, 2018. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee's selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  Audit Fees

        KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2017 and 2016, to audit the effectiveness of our internal control over financial reporting as of December 31, 2017 and 2016, to review our 2017 and 2016 interim financial statements, to perform services in connection with our registration statements and SEC comment letter responses, and to perform accounting consultation services. The aggregate audit fees KPMG LLP billed us for professional services were $1,820,000 in 2017 and $1,770,000 in 2016. All audit fees and other fees were pre-approved by the Audit Committee.

  Audit-Related Fees

        KPMG LLP billed us $32,000 in 2017 and $30,000 in 2016 for the audits of our 401(k) employee benefit plan.

  Tax Fees

        KPMG LLP billed us $54,000 in 2017 and $51,272 in 2016 for professional services rendered in connection with tax advice.

  All Other Fees

        KPMG LLP billed us $2,500 in 2017 and $2,400 in 2016 for a subscription to KPMG Accounting Research Online.

  Auditor Independence

        The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

Tax Services

        Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC's rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

All Other Services

        Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

        Under the Policy, each year the Senior Vice President, Finance and Risk Management (our principal financial and accounting officer) and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "FOR" Proposal 2—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, to the extent they are legally permitted to do so, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors currently consists of seven members. Each of the nominees for election is a current member of the Board. The remaining four directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class I directors will continue until the 2021 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

  Board Independence

        The Board has determined that a majority of our Board consists of independent members and will continue to consist of independent directors after the Annual Meeting. The Board has determined that each of our current directors is independent within the meaning of the Nasdaq director independence standards except for Patrick M. Byrne, who serves as our Chief Executive Officer and in other capacities (see "Information Regarding Director Nominees and Other Directors"); Saum Noursalehi, who serves as our President, Retail, and Jonathan E. Johnson III, who serves as Overstock's President, Medici, and also serves as president of our wholly-owned subsidiary, Medici Ventures and as a member of its Board. In addition, Mr. Johnson has previously served in a number of other executive positions with the Company.

        In reaching its determinations regarding the independence of the members of the Board, the Board considered the fact that Ms. Abraham's adult son is an employee of the Company, and determined that Ms. Abraham met the independence requirements. With respect to Mr. Corbus, the Board considered the facts that Mr. Corbus is currently also serving as a director of our wholly owned subsidiary Medici Ventures and that Mr. Corbus purchased a warrant to purchase up to 0.25% of Medici Ventures's fully diluted common stock as well as the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Dr. Kalyanam, the Board considered the fact that Dr. Kalyanam served as a consultant to the Company prior to and after his appointment as a director, and was paid $120,000 during 2015 by the Company for his consulting services, and determined that Dr. Kalyanam met the independence standards.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company's website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

        Audit Committee.    The Board has a standing Audit Committee. During 2017 the Audit Committee consisted of Allison H. Abraham, who serves as Chair, Barclay F. Corbus, Joseph J. Tabacco, Jr., and, prior to his resignation from the Board in February 2017, Samuel A. Mitchell, each of whom is and was independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus and Mr. Tabacco is an "audit committee financial expert" as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an "audit committee financial expert" is described below under "Information Regarding Director Nominees and Other Directors." The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 36 of this proxy statement.

        Compensation Committee.    The Board also has a standing Compensation Committee. During 2017 the Compensation Committee consisted of Allison H. Abraham, Joseph J. Tabacco, Jr., Barclay F. Corbus, who was a member and served as Chair through July 2017, and Samuel A. Mitchell until his resignation from the Board in February 2017, each of whom is or was a non-employee and independent. The Compensation Committee is responsible for approving salaries, incentives and other forms of compensation for our executive officers and certain other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 26 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Board also has a standing Nominating and Corporate Governance Committee. During 2017 the Nominating and Corporate Governance Committee consisted of Joseph J. Tabacco, Jr., who serves as Chair, Allison H. Abraham, Barclay F. Corbus through July 2017, and Samuel A. Mitchell until his resignation from the Board in February 2017, each of whom is or was a non-employee and independent. The Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

  Board and Committee Meetings

        The Board held eight formal meetings, and held a number of additional calls during 2017. The Audit Committee held six meetings during 2017; the Compensation Committee held four meetings during 2017; and the Nominating and Corporate Governance Committee held two meetings during 2017. Each incumbent director attended at least 75% of the meetings of the Board and of the total number of meetings held by all committees of the board on which he or she served during 2017. The non-management members of the Board of Directors meet regularly in executive session without management present.

  Board Leadership Structure

        Patrick M. Byrne serves as our principal executive officer and as a member of the Board of Directors. Allison H. Abraham has served as Chairwoman of the Board since 2017. We have not named a lead independent director. At December 31, 2017, the Board consisted of seven directors; four of whom were independent. We believe that our leadership structure is appropriate because the size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current structure is serving the Company well at this time. Although Dr. Byrne previously served as both Chairman and Chief Executive Officer, the Board separated the roles of Chairman and Chief Executive Officer in 2014 based on its perceptions of the Company's best interests at the time. We do not have any procedures for deciding when to separate or combine these positions.

  Board Role in Risk Oversight

        The Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee, and for financial and other risk management to the Audit Committee, although the full Board remains involved in risk management. The Committees and the Board receive periodic reports from management regarding various aspects of the Company's risk management program. The manner in which the Board and Committees administer the oversight of risk management has not had any effect on the Board's leadership structure.

  Director Qualifications

        The Nominating and Corporate Governance Committee has developed the Company's Corporate Governance Principles ("Principles"), which have been adopted by the Board. The Principles set forth the Committee's belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee's belief that diversity of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles, including the portion regarding diversity. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company's business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under "Information Regarding Director Nominees and Other Directors," below.

  Identification and Evaluation of Nominees for Director

        The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual's name, qualifications, and the other information required by the Bylaws as described below in "Other Information—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.

        The Committee has not approved any nominee for inclusion on our proxy card for the 2018 Annual Meeting other than Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III, each of whom is a current member of the Board. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 799 W. Coliseum Way, Midvale, Utah 84047, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by the Chairwoman of the Board or our General Counsel. Stockholders who desire to utilize the procedures described under "Other Information—Procedure for Submitting Stockholder Proposals" or "—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" should read those sections and the applicable portions of our bylaws and follow the procedures described.

  Annual Meeting Attendance

        Our policy is that Board members should attend annual stockholders meetings if reasonably possible. All members of the Board attended the last annual stockholders meeting, which was held in May 2017.

  Director Resignation Policy

        Our Board has adopted a director resignation policy. The policy applies only to uncontested elections of directors. Under the policy, any incumbent nominee who fails to receive a greater number of "for" votes than "withhold" votes or instructions is required to tender his or her resignation to the

Chairwoman of the Board within five business days following the certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider any such tendered resignation and will make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation within 60 days following the date of the stockholders' meeting. The Board of Directors will determine whether to accept or reject the resignation within 30 days after its receipt of the Committee's recommendation, and we will publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation, in a Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Board's decision is made.

  Code of Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors and employees. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 799 W. Coliseum Way, Midvale, Utah 84047.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide the Audit Committee with all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, except that the Audit Committee may allow one or more members to participate in any approval or ratification of a related party transaction or potential related party transaction in which such member(s) is or may be a related person if the Audit Committee determines that doing so is in the best interests of the Company and its stockholders and informs the Board of Directors of any such approval. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2018 Annual Meeting.

Class I Directors (and Nominees for Election for Terms Expiring in 2021)

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	55	Chief Executive Officer	October 1999
Barclay F. Corbus	50	Non-Employee Director	March 2007
Jonathan E. Johnson III	52	President, Medici Ventures	May 2013

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer), subject to medical leaves of absence in 2013 and 2016, and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and July 2006 through April 2014. Dr. Byrne has also served as the Chief Executive Officer of tZERO, an indirect majority-owned subsidiary of Overstock, since July 2015 and also has served as Co-chairman of the Board of Directors of tZERO since October 2017. Dr. Byrne also serves on the Board of Directors of our wholly-owned subsidiary Medici Ventures, and as Co-Chairman and Chief Executive Officer of our 50%-owned public benefit corporation subsidiary DeSoto Inc. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to approximately $1.7 billion for the year ended December 31, 2017. He has served as our Chief Executive Officer since 1999 (subject to medical leaves of absence in 2013 and 2016), and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. In addition to being the Company's founder, largest stockholder and Chief Executive Officer, Dr. Byrne has led and continues to lead the development of the Company's evolving business model, and he is the Company's chief long-term strategic planner.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and has served on the Nominating and Corporate Governance Committee and Compensation Committee. Mr. Corbus also serves as a member of the Board of Directors of our wholly owned subsidiary Medici Ventures. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co. in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were his substantial experience in finance, management, and strategic planning, as well as his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

        Mr. Jonathan E. Johnson III joined Overstock in September 2002 and has served as a Director since May 2013. Mr. Johnson currently serves as Overstock's President, Medici, and as the president of Medici Ventures, Inc. He is also on the Board of Directors of Medici Ventures and Medici Ventures' portfolio companies Bitt.com, PeerNova, Voatz, Bitsy and SettleMint. He served as our President from July 2008 to February 2013, as our Acting Chief Executive Officer from February 2013 to April 2013, as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014, and Chairman of the Board of Directors May 2014 through May 2017. Prior to his service as our President, Mr. Johnson served as our General Counsel and as our Vice President, Strategic Projects and Legal, and Senior Vice President, Corporate Affairs and Legal. Mr. Johnson previously served on the board of directors of t0.com, Inc. Mr. Johnson holds a Bachelor's Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark Law School at Brigham Young University. Mr. Johnson serves on the executive committee of the Board of Trustees of the Utah Technology Council, the board of Silicon

Slopes, the executive committee of the Board of Trustees of the Utah Foundation, the Board of Trustees of the Hale Center Theatre, and the Board of Directors of the National Museum of American Religion. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Johnson should serve as a director in light of our business and structure were his experience as our General Counsel, as our Vice President, Strategic Projects and Legal, as our Senior Vice President, Corporate Affairs, as our President, and as our Acting Chief Executive Officer.

Class II Directors (Terms Expiring in 2019)

Name	Age	Position with the Company	Director Since
Kirthi Kalyanam	53	Non-Employee Director	February 2015
Joseph J. Tabacco, Jr	69	Non-Employee Director	June 2007

        Dr. Kirthi Kalyanam has served as Director of Overstock since February 2015. He is currently the L.J. Skaggs Distinguished Professor and Director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. He has also served as Faculty Director of the Executive MBA program, a visiting Professor at the Graduate School of Business at Stanford University, a guest faculty in the Stanford Executive MMP program, and Senior Vice President and Chief Marketing Officer of SpinCircuit Inc., a provider of supply chain integration services to the electronics industry. He received his Ph.D. in business administration from the Krannert School of Management, Purdue University. His research and expertise are in retailing, Internet and multi-channel marketing, quantitative marketing and the intersection of these areas. Dr. Kalyanam performs consulting services for several companies. Dr. Kalyanam performed consulting services for Overstock in 2015, but has not provided consulting services to us since 2015. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Kalyanam should serve as a director in light of our business and structure were his extensive expertise in in retailing, Internet and multi-channel marketing and quantitative marketing.

        Mr. Joseph J. Tabacco, Jr.    has served as a Director of Overstock since June 2007. He is a member of the Audit Committee and the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman Tabacco (formerly Berman DeValerio). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Tabacco should serve as a director in light of our business and structure were his extensive experience as a practicing attorney, litigating in the fields of securities fraud, corporate governance, general business litigation and antitrust litigation, including substantial litigation on behalf of investors, including public pension funds and other institutional investors as well as individual investors, in a wide variety of cases involving publicly traded companies, as well as his familiarity with state and federal competition laws and intellectual property rights.

 Class III Directors (Terms Expiring in 2020)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	55	Non-Employee Director and Chairwoman of the Board	March 2002
Saum Noursalehi	39	President, Retail	May 2017

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and was appointed Chairwoman in May 2017. She is currently the President and Founder of The Newton School, a private, non-profit elementary and middle school located in Sterling, Virginia. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee and is the Chair of the Audit Committee. Ms. Abraham managed her own consulting business from October 2001 to November 2008. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc. from May 2000 until October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc. from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a Director of Shoppers Express. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham's substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc., and her experience as President and as a director of LifeMinders, Inc.

        Mr. Saum Noursalehi has served as a Director of Overstock since May 2017 and as our President, Retail since August 2016. He previously served as our chief revenue officer and as a senior vice president. Prior to his appointment as senior vice president in 2013, Mr. Noursalehi served as vice president of OLabs and held roles in website, mobile and search engine optimization. He was responsible for the creation of several core technologies for Overstock, including in-house search and recommendation engines, product sort algorithms, and a vendor application designed to optimize product content. He also spearheaded the implementation of automated email campaigns based on customer behavior. Additionally, he led a full redesign of both the desktop and mobile websites, and oversaw the development of Overstock's mobile apps, which have won five consecutive Mobile Web Awards for Best Retail App from the Web Marketing Association. Mr. Noursalehi joined Overstock in 2005 as a software engineer. Before joining Overstock, Noursalehi worked at the Utah Administrative Office of the Courts, Brooks Automation, and technology startup Infopia. Mr. Noursalehi received a Bachelor's Degree in Computer Science from the University of Utah, has been profiled in publications such as Wired, and was a recipient of the 2015 Utah Business Forty Under 40 award honoring Utah's top up-and-coming professionals. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Noursalehi should serve as a director in light of our business and structure were his combined deep expertise in our technology and marketing strategy.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2017 were Allison H. Abraham, Joseph J. Tabacco, Jr., Barclay F. Corbus (through July 2017) and Samuel A. Mitchell (prior to his resignation from the Board in February 2017). During 2017:

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  none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

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  none of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

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  none of the Company's executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board or Compensation Committee or other board committee performing equivalent functions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers"), for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts from time to time by written consent. The Compensation Committee reports on its activities and makes recommendations at meetings of the Board. The Compensation Committee reviews comparative executive compensation information from other public companies, approves executive salaries, approves awards under incentive/bonus plans, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. During 2017, our Chief Executive Officer (Dr. Byrne) (our "CEO"), our President, Retail, our President, Medici, our Senior Vice President, Finance and Risk Management, our Senior Vice President, People and Customer Care, our Senior Vice President, Technology and People Care, and other executive officers made recommendations and participated in compensation discussions concerning executive officers. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our CEO does not participate in any Compensation Committee deliberations regarding his compensation, but, as he has done for the last few years, informed the Committee prior to its deliberations that he would not accept any bonus payment and would not accept a salary of more than $100,000.

2017 Say on Pay Vote and 2017 Say on When Vote

        At the 2017 annual stockholders meeting our stockholders voted, on an advisory basis, to approve our executive compensation. The Compensation Committee was aware of the results of the advisory vote in early 2018 when it made compensation decisions, but its awareness of the advisory vote did not affect the Committee's decisions. The Compensation Committee intends to consider the results of the 2017 say on pay vote in future compensation decisions.

        At the 2017 annual stockholders meeting the stockholders also voted, on an advisory basis, to approve the Board's recommendation that future advisory votes regarding our executive compensation be held once every three years. We have determined to follow the stockholder vote.

Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives' cash compensation should generally be at levels that are sufficient to retain the services of the executives, but that our executives' opportunities for more significant compensation should be tied closely to our performance.

        The objectives of our executive compensation plans and programs are to:

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  Emphasize the enhancement of the long-term economic value of the Company;

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  Retain the senior executives; and

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  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. Since 2008 our approach to equity awards has been to make an annual grant of restricted stock units ("RSUs") in an effort to create an equity awards system that will have long-term motivational effects tied directly to our stock price, subject to compliance with the vesting requirements. We believe that annual RSU grants, with multi-year vesting requirements, made over a number of years, should have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions.

        In 2017 our senior executives, including our named executive officers, were not eligible to participate in our management bonus plan. In early 2018 we paid two named executive officers bonuses related to 2017, as described below.

        The Compensation Committee and management, including the Named Executive Officers, believe that the best way to provide significant incentive compensation to the Named Executive Officers is through equity awards under our equity incentive plan, as described below.

        The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee's compensation decisions.

Employment Agreements

        None of our Named Executive Officers has an employment or severance agreement.

Retirement Benefits

        We do not offer any pension plan or other retirement benefits except a 401(k) plan and a nonqualified deferred compensation plan for senior management. At December 31, 2017 none of our Named Executive Officers participated in the nonqualified deferred compensation plan.

Role of Compensation Consultants

        During 2017 neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant.

Elements of Compensation

        The elements of total compensation for which our Named Executive Officers other than our CEO were eligible during 2017 were as follows:

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  Base salary;

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  Cash bonuses based on their successful achievement of specific projects identified by senior management or individual efforts and performance, and potential bonuses from a Medici Ventures bonus pool.

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  Awards under our 2005 Equity Incentive Plan;

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  Matching contributions under our 401(k) plan;

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  Benefits under our health, welfare and supplemental disability benefits plans;

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  Benefits under our Nonqualified Deferred Compensation Plan; and

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  Subsidized meals in our Company cafeteria.

        Each of these elements is discussed below.

        Our CEO.    In 2017, our CEO Dr. Byrne informed the Compensation Committee that he would not accept any bonus, and again would accept a salary of only $100,000 annually. Prior to 2011, our CEO had never accepted a salary. He has never participated in any of our bonus plans or otherwise received any bonus.

        Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually, and are generally set annually. Salaries for the Named Executive Officers for 2017 were set in February 2017. Salaries for 2017 were maintained at the 2016 rates for all of our Named Executive Officers except Messrs. Noursalehi and Johnson, whose salaries were increased from $350,000 to $400,000 and $321,500 to $350,000, respectively, because of the Compensation Committee's subjective views of their value to the Company.

        2017 Bonus Payments.    None of the Named Executive Officers were eligible to participate in the Overstock 2017 bonus plan. In January 2018 we paid Mr. Hughes a $15,000 bonus related to 2017 for his individual efforts and performance, and in January 2018 Medici Ventures paid Mr. Johnson a bonus of $33,760, paid in bitcoin, as part of a bonus pool.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2017. It provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan were granted at a per share exercise price which was not less than 100% of the fair market value of the underlying shares on the date that the option was granted. Accordingly, options granted under the plan had no intrinsic value unless the market price of our common stock increased after the date of grant. We have not granted any options since 2008 and none remain outstanding.

        The plan also provides for the grant of restricted stock awards and other types of awards. The plan is designed to provide incentive compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. Beginning in 2008, the Compensation Committee has approved annual grants of RSUs under the plan. The Compensation Committee determines the number of RSUs to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation during 2017 of the CEO, by determining the aggregate amount the Committee considers appropriate for the entire group and allocating the awards on the basis of management's recommendation and the Compensation Committee's subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. We generally make equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in late January or early February of each year. In 2017, we made these equity grants in early February. We have not otherwise adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the plan, although the aggregate amount of the equity grants to employees in recent years has generally been a number of shares approximately equal to 1-2% of the number of shares outstanding, and the annual grant typically occurs during the first half of the year. We have never backdated or repriced options or any other equity award. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of options and RSUs held by each Named Executive Officer as of December 31, 2017 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table. The annual RSU grants to our Named Executive Officers are the most significant incentive compensation arrangement we utilize.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2017 we made 100% matching contributions on the first 6% of eligible compensation deferred by employees. Such matching amounts vested immediately. We did not make any profit sharing contributions in 2017. The amounts of the matching contributions to our Named Executive Officers are included in the "All Other Compensation" column of the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. We also provide supplemental disability insurance for our senior management team members, including the Named Executive Officers. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis. The amounts of the supplemental disability insurance premium payments we make for the benefit of our Named Executive Officers are included in the "All Other Compensation" column of the Summary Compensation Table.

        Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We have never made any discretionary contributions to participants' accounts. At December 31, 2017 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

        Company Cafeteria.    We operate a subsidized cafeteria in our corporate headquarters. The cafeteria is open to all employees on a non-discretionary basis. We track purchases by each employee in order to compute imputed income for each employee, including Named Executive Officers.

        Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2017 were base salary and RSU grants, with the possibility of bonus payments for individual performance and, with respect to Mr. Johnson, participation in a Medici Ventures bonus pool. The three elements operate independently of one another. Each year the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer's compensation package. The base salaries we paid the Named Executive Officers during 2017 were paid in order to retain the services of those executives. In setting 2017 salaries for the Named Executive Officers, the Compensation Committee reviewed the history of each Named Executive Officer's salary, bonuses and equity-based grants in prior years. The Compensation Committee did not benchmark the 2017 salaries, but reviewed 2015 cash compensation data we obtained from public filings with the SEC for each of HealthEquity, Inc., Headwaters, Inc., Myriad Genetics, Inc., Nu Skin Enterprises, Inc., Sportsman's Warehouse Holdings, Inc. and USANA Health Sciences, Inc., each of which is or was a publicly-traded company based in Utah with 2015 revenues ranging from approximately $88 million to $2 billion (the "Utah Companies"). We selected these six companies because we believe that public companies based in Utah are likely competition for our executives. The Compensation Committee also reviewed 2015 cash compensation data from each of IAC/InterActiveCorp, Netflix, Inc., 1-800-FLOWERS.COM, Inc., Wayfair, Inc. and Amazon.com, Inc., each of which is or was a publicly held company with a significant retail e-commerce business (the "Internet Retail Companies"). We selected these five companies because they are publicly-traded Internet retailers that are either competitors or have revenues comparable to ours.

        The Compensation Committee granted RSUs to our Named Executive Officers and other key employees in February 2017 to provide long-term incentive compensation tied directly to the price of the Company's common stock. The grants were intended to have a retention effect, as they vest in equal annual increments over a three-year period. They were also intended to provide reasonable incentives tied to the price of the Company's common stock, which the Compensation Committee believes to be in the best interests of stockholders generally.

        The only Named Executive Officers to receive a bonus related to 2017 were Mr. Hughes, who received a $15,000 bonus for individual efforts and performance, and Mr. Johnson, who received a bonus as a participant in a Medici Ventures bonus pool.

        We provide the 401(k) plan, the health and welfare benefits and the Company cafeteria to help make our overall compensation packages and work environment more attractive to all our employees, including our Named Executive Officers.

        Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Nonqualified Deferred Compensation Plan

        We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. We have never paid any above-market or preferential earnings on any compensation deferred under the Deferred Compensation Plan. At December 31, 2017 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Executive Compensation Action Taken After Year-End

        The Compensation Committee did not take any action relating to 2017 compensation of any Named Executive Officer after December 31, 2017, except to approve the $15,000 bonus to Mr. Hughes and the $33,760 bonus to Mr. Johnson. In early 2018 the Compensation Committee set 2018 salaries for our Named Executive Officers and made RSU grants as shown below. The Compensation Committee did not approve any 2018 bonus plan for our Named Executive Officers.

Name and Title	2018 Salary	Restricted Stock Unit Grant(1)
Patrick M. Byrne	$100,000	0
Robert P. Hughes	$300,000	20,000
Saum Noursalehi	$500,000	30,000
Vidya Jwala	$400,000	15,000
Jonathan E. Johnson III	$350,000	5,000

(1)
Restricted stock unit grants are made pursuant to the Company's 2005 Equity Incentive Plan and will vest in three equal annual increments after the January 26, 2018 grant date. Figures shown are the number of units/shares.

Timing of Equity Awards

        We did not grant any stock options to any of our Named Executive Officers during 2017. We do not have any program, plan or practice to time option grants, RSU awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. The Compensation Committee may approve equity awards shortly before or after the public release of financial results or other material information, because the Compensation Committee holds its meetings in connection with the Board meetings, not because of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

Severance and Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement although we do sometimes make severance payments. Our executive officers hold RSUs, issued under our 2005 Equity Incentive Plan, and the vesting of such awards may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that if a merger or change of control (as defined in the plan) occurs, outstanding awards will be assumed by the successor or an equivalent award will be substituted, or the award will vest and the participant will have the right to exercise the award. The 2005 Equity Incentive Plan also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise. In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer, and at December 31, 2017 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Security Ownership Requirements

        We do not have any policy requiring our Named Executive Officers or directors to own any specified amount of our common stock. Our CEO beneficially owns approximately 23.0% of our common stock.

Hedging Policy

        We have a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of our stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of our securities.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2018 proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Joseph J. Tabacco, Jr. (Chair)
Allison H. Abraham

Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2017 concerning the compensation for services in all capacities to the Company and its subsidiaries of (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other three most highly compensated executive officers who were serving as such at December 31, 2017. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

        The material factors necessary to understand the summary compensation table and the grants of plan-based awards table below are described above in the Compensation Discussion and Analysis and in the footnotes to the summary compensation table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards(1)($)		Non-equity Incentive Plan Compensation(2)($)	All Other Compensation(3)($)	Total ($)
Patrick M. Byrne	2017	$100,000	—		338,000		—	$6,576	$444,576
Chief Executive Officer and	2016	$81,539	—		—		—	$4,662	$86,201
Director (principal executive	2015	$100,385	—		247,400		—	—	$347,785
officer)(3)
Robert P. Hughes	2017	$300,000	$15,000		253,500		—	$25,247	$593,749
Senior Vice President, Finance	2016	$300,003	—		216,150		—	$23,608	$539,761
and Risk Management	2015	$301,155	—		185,550		$5,377	$21,286	$513,368
(principal financial officer)(4)
Saum Noursalehi	2017	$400,000	—		549,250		—	$19,181	$968,431
President, Retail(5)	2016	$351,058	—		288,200		—	$19,105	$658,363
	2015	$301,155	—		185,550		$5,377	$20,347	$512,429
Vidya Jwala	2017	$400,000	—		253,500		—	$16,371	$669,871
Senior Vice President, Demand	2016	—	—		—		—	—	—
Fulfillment(6)	2015	—	—		—		—	—	—
Jonathan E. Johnson III(7)	2017	$350,000	$33,760	(8)	215,620	(9)	—	$28,365	$627,745
President, Medici	2016	$321,539	$50,000		216,150		—	$26,461	$614,150
	2015	$307,308	—		185,550		$5,487	$27,148	$525,493

(1)
The Stock Awards represent the grant date fair value of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718.

(2)
Non-equity Incentive Plan Compensation was paid under our 2015 annual bonus pool plan. Non-equity Incentive Plan Compensation shown for 2015 was paid in February 2016 and relates to 2015. No non-equity Incentive Plan Compensation was paid for 2016 or 2017.

(3)
Amounts shown in "All Other Compensation" in 2017 for Dr. Byrne include Company provided 401(k) matching contributions (with a 100% match of the first 6% of eligible contributions), in the amount of $5,769; imputed income for group term life insurance in the amount of $744; and imputed income for food purchased in the Company's subsidized café in the amount of $62.

(4)
Mr. Hughes received a $5,000 payment in 2018 which is not included. Amounts shown in "All Other Compensation" in 2017 for Mr. Hughes include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $15,508; premiums paid by the Company for supplemental disability insurance in the amount of $5,386; imputed income for group term life insurance in the amount of $2,729; imputed income for food purchased in the Company's subsidized café in the amount of $817; and cellular phone reimbursement in the amount of $808.

(5)
Mr. Noursalehi received a $5,000 payment in 2018 which is not included. Amounts shown in "All Other Compensation" in 2017 for Mr. Noursalehi include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $15,277; premiums paid by the Company for supplemental disability insurance in the amount of $2,719; imputed income for group term life insurance in the amount of $779; and imputed income for food purchased in the Company's subsidized café in the amount of $406.

(6)
Mr. Jwala was not a Named Executive Officer during 2016 or 2015; consequently information for 2016 and 2015 is not included. Amounts shown in "All Other Compensation" in 2017 for Mr. Jwala include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $12,769; imputed income for group term life insurance in the amount of $1,298; imputed income for food purchased in the Company's subsidized café in the amount of $1,496; and cellular phone reimbursement in the amount of $808.

(7)
Mr. Johnson received a $5,000 payment in 2018 which is not included. Amounts shown in "All Other Compensation" in 2017 for Mr. Johnson include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $15,392; premiums paid by the Company for supplemental disability insurance in the amount of $4,398; imputed income for group term life insurance in the amount of $1,725; imputed income for food purchased in the Company's subsidized café in the amount of $181; $4,000 we paid for his membership in the Young Presidents Association, $541 we paid for his Utah State bar dues, $420 we paid for his California bar dues, a $250 gift card and a service award of $1,000 with a $457 gross up for 15 years of service to the Company.

(8)
Mr. Johnson received a bonus of $33,760, paid in bitcoin, in early January 2018, as part of a bonus pool Medici Ventures paid its employees for managing cryptocurrencies held by Medici during 2017.

(9)
Amount includes the grant date fair value of $46,620 of a grant to Mr. Johnson on July 26, 2017 by the board of directors of Medici Ventures of compensatory options to purchase up to 14,000 shares of common stock of Medici, representing 1.4% of Medici's fully diluted shares, at an exercise price of $3.33 per share of common stock. The options expire ten years after the date of grant. The options are subject to two vesting schedules, one of which provides for the vesting of options to acquire 5,000 shares on the one-year anniversary of the date of grant, and the second of which provides for the vesting over a three-year period of options to acquire an additional 9,000 shares, with one-third of such options vesting at the end of year one, one-third vesting at the end of year two, and one-third vesting at the end of year three, subject to the power of the Medici board of directors to accelerate the vesting schedules. The options cannot be exercised for any security issued by Overstock, and the Medici common stock, if issued, will not be convertible into or exchangeable for any security issued by Overstock.

Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2017.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date For Equity-Based Awards	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)
Patrick M. Byrne	February 2, 2017	20,000	$16.90
Robert P. Hughes	February 2, 2017	15,000	$16.90
Saum Noursalehi	February 2, 2017	32,500	$16.90
Vidya Jwala	February 2, 2017	15,000	$16.90
Jonathan E. Johnson III(3)	February 2, 2017	10,000	$16.90

(1)
Amounts reported relate to RSU grants under our 2005 Equity Incentive Plan, all of which were made on February 2, 2017. See "—Elements of Compensation—2005 Equity Incentive Plan," above.

(2)
The amounts represent the grant date fair value of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. The fair market value of the shares on the grant date was $16.90 per share for all Named Executive Officers. All the awards vest in three equal annual increments on the first three anniversaries of the applicable grant date.

(3)
Amount excludes the grant to Mr. Johnson on July 26, 2017 by the board of directors of Medici Ventures of compensatory options to purchase up to 14,000 shares of common stock of Medici, as described in note (9) to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Stock Awards(2)
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)	Award Grant Date
Patrick M. Byrne	3,334	$213,042	4/7/2015
	20,000	$1,278,000	2/2/2017
Robert P. Hughes	2,500	$159,750	4/7/2015
	10,000	$639,000	3/24/2016
	15,000	$958,500	2/2/2017
Saum Noursalehi	2,500	$159,750	4/7/2015
	13,334	$852,042	3/24/2016
	32,500	$2,076,750	2/2/2017
Vidya Jwala	10,000	$639,000	10/26/2016
	15,000	$958,500	2/2/2017
Jonathan E. Johnson III(4)	2,500	$159,750	4/7/2015
	10,000	$639,000	3/24/2016
	10,000	$639,000	2/2/2017

(1)
Awards shown in this table consist of RSU grants under the Company's 2005 Equity Incentive Plan.

(2)
Grant dates are shown under "Award Grant Date." RSUs awarded during 2017, 2016 and 2015 vest over a three-year period commencing on the date of grant in three equal annual increments.

(3)
Market values have been computed by multiplying the closing market price of the stock on December 29, 2017, which was $63.90, by the number of shares or units.

(4)
Excludes the grant to Mr. Johnson on July 26, 2017 by the board of directors of Medici Ventures of compensatory options to purchase up to 14,000 shares of common stock of Medici, as described in note (9) to the Summary Compensation Table.

Option Exercises and Stock Vested in 2017

        The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers.

 OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings(1)($)
Patrick M. Byrne	6,333	$109,144
Robert P. Hughes	10,000	$171,125
Saum Noursalehi	11,666	$199,447
Vidya Jwala	5,000	$230,250
Jonathan E. Johnson III	10,500	$179,650

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation Plan

        The following table sets forth information concerning our nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions. At December 31, 2017 none of our Named Executive Officers participated in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2017 ($)(1)	Registrant Contributions in 2017 ($)	Aggregate Earnings in 2017 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)(1)
Patrick M. Byrne	$—	$—	$—	$—	$—
Robert P. Hughes	$—	$—	$—	$—	$—
Saum Noursalehi	$—	$—	$—	$—	$—
Vidya Jwala	$—	$—	$—	$—	$—
Jonathan E. Johnson III	$—	$—	$—	$—	$—

(1)
All of the 2017 contributions, and none of the 2017 earnings, are reported in the 2017 Summary Compensation Table as compensation. Of the amounts reported in the aggregate balance at December 31, 2017, all of the prior years' contributions were reported in the Summary Compensation Table as compensation for previous years for any person who was a Named

  Executive Officer in those years. The 2017 aggregate earnings were calculated based on the actual return on the following funds or securities: American Century Equity Income Fund (actual return: 13.33%); Columbia Acorn International (actual return: 32.24%); Fidelity Balanced Fund (actual return: 16.50%); Fidelity Contra Fund (actual return: 32.26%); Fidelity Low Price Stock Fund (actual return: 20.67%); First American Government Obligations (actual return: 0.48%); Oppenheimer Developing Markets Fund (actual return: 34.77%); PIMCO Total Return Fund (actual return: 5.13%); Vanguard 500 Index Fund (actual return: 21.67%); and Overstock.com, Inc. Common Stock (actual return: 265.1%).

COMPENSATION OF DIRECTORS

        During 2017 we paid our non-employee directors annual cash fees with payments on a quarterly basis. The quarterly payments were made at an annual rate of $60,000 during the first quarter, and at an annual rate of $75,000 during the second, third, and fourth quarters, except for the Chairwoman, Allison H. Abraham, who we paid at an annual rate of $60,000 during the first quarter, at an annual rate of $75,000 during the second quarter, and at an annual rate of $150,000 during the third and fourth quarters. We also grant RSU awards to our non-employee directors annually, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2017 we granted RSUs to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units(1)	Closing Price of Common Stock on Date
Allison H. Abraham	February 2, 2017	5,000	$16.90
	May 9, 2017	5,000	$15.20
Barclay F. Corbus	February 2, 2017	5,000	$16.90
Kirthi Kalyanam	February 2, 2017	5,000	$16.90
Samuel A. Mitchell(2)	February 2, 2017	5,000	$16.90
Joseph J. Tabacco, Jr.	February 2, 2017	5,000	$16.90

(1)
The RSUs vest over a three-year period in three equal annual increments on the first, second, and third anniversaries of the grant date.

(2)
On February 6, 2017 Mr. Mitchell resigned from the Board and forfeited all RSU grants.

        None of our directors or director nominee has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person's candidacy or service as a director of the Company. The Board's determination of the compensation that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company's business. The second component is the Board's perception of the approximate value of the grant of the RSUs, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. Our amended and restated 2005 equity incentive plan provides that awards to any non-employee director plus the cash fees payable to the director during such fiscal year for service as a non-employee director will not exceed $400,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), plus up to an additional $200,000 for service on any special committee of the Board. On an annual basis, the Company's Chairperson and Chief Executive Officer have historically made recommendations regarding the RSU grants, and the Board members have discussed the proposals. None of the Board, any committee of the Board or the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

        We have a Non-Employee Directors Nonqualified Deferred Compensation Plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the Non-Employee Directors Nonqualified Deferred Compensation Plan are substantially the same as those of our Nonqualified Deferred Compensation Plan for senior management. To date, none of our directors has elected to participate in the Non-Employee Directors Nonqualified Deferred Compensation Plan.

        The following table sets forth the compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2017. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)($)	All Other Compensation ($)	Total ($)
Allison H. Abraham	$108,750	$160,500	—	$269,250
Barclay F. Corbus	$71,250	$84,500	—	$155,750
Kirthi Kalyanam	$71,250	$84,500	—	$155,750
Samuel A. Mitchell(2)	$15,000	$84,500	—	$99,500
Joseph J. Tabacco, Jr.	$71,250	$84,500	—	$155,750

(1)
The Stock Awards represent the grant date fair value of restricted stock awards, determined in accordance with FASB ASC Topic 718. Each non-employee director received a grant of 5,000 RSUs on February 2, 2017. Ms. Abraham received an additional grant of 5,000 RSUs on May 9, 2017 for serving as Chairwoman. At December 31, 2017, the number of RSUs held by each non-employee director was as follows: Ms. Abraham: 19,501; Mr. Corbus: 14,501; Dr. Kalyanam: 14,501; and Mr. Tabacco: 14,501.

(2)
Mr. Mitchell resigned from the Board on February 6, 2017 and forfeited all outstanding RSUs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Acceleration upon change of control

        No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change of control of the Company, or a change in his or her responsibilities following a change of control, except for potential accelerated vesting of stock options and RSUs granted under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan has complex definitions of "change of control" and resigning for "good reason." Generally speaking, a change of control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

        The 2005 Equity Incentive Plan is a "double trigger" plan, meaning that unvested stock options and unvested RSUs automatically vest immediately only if (i) there is a change of control and (ii) if stock options and RSUs are assumed or substituted with stock options or RSUs of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change of control. Generally speaking, a resignation is "for good reason" if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If the successor entity refuses to assume or substitute for outstanding equity awards, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, the participant will fully vest in the award. For purposes of the 2005 Equity Incentive Plan, an award will be considered assumed if, following the change of control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the change of control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change of control is not solely common stock of the successor entity or its parent, the administrator of the 2005 Equity Incentive Plan may, with the consent of the successor entity, provide for the consideration to be received, for each share and each unit/right to acquire a share subject to the award, to be solely common stock of the successor entity or its parent equal in fair market value to the per share consideration received by holders of common stock in the change of control. The 2005 Equity Incentive Plan includes provisions intended to prevent violations of Section 409A of the Internal Revenue Code. It also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.

        The following table shows the estimated potential incremental value of stock options and RSUs that would have vested for our Named Executive Officers as of December 31, 2017 under the acceleration scenarios described above. The accelerated RSU award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 29, 2017 ($63.90).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination	Total-With Acceleration ($)
Patrick M. Byrne	—	$1,491,042	$1,491,042	$1,491,042
Robert P. Hughes	—	$1,757,250	$1,757,250	$1,757,250
Saum Noursalehi	—	$3,088,542	$3,088,542	$3,088,542
Vidya Jwala	—	$1,597,500	$1,597,500	$1,597,500
Jonathan E. Johnson III	—	$1,437,750	$1,437,750	$1,437,750

        The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from stock options, RSUs and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2017, both including and excluding amounts from accelerated vesting of stock options and RSUs as detailed in the table above. The "Total-No Acceleration" column assumes none of the acceleration scenarios covered above has occurred. The "Total-With Acceleration" column assumes acceleration of all unvested stock options and RSUs under one or more of the scenarios covered above.

Name	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances(1) ($)	Total-No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total-With Acceleration ($)
Patrick M. Byrne	—	—	—	$1,491,042	$1,491,042
Robert P. Hughes	—	—	—	$1,757,250	$1,757,250
Saum Noursalehi	—	—	—	$3,088,542	$3,088,542
Vidya Jwala	—	—	—	$1,597,500	$1,597,500
Jonathan E. Johnson III	—	—	—	$1,437,750	$1,437,750

(1)
To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

No acceleration of equity awards upon retirement, death, disability

        Neither options nor RSUs accelerate upon retirement, death or disability.

Deferred compensation plan

        As described above, we have a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

CEO PAY RATIO

        Following is a description of the relationship of the total annual compensation of our employees and the total annual compensation of our CEO, Dr. Byrne. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

        For 2017, our last completed fiscal year:

  •
  the median of the annual total compensation of all of our employees (other than our CEO), determined as described below, was $56,806; and

  •
  the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $444,576.

        Based on this information, for 2017 the ratio of the annual total compensation of Dr. Byrne, our CEO, to the median of the annual total compensation of all employees was 7.83 to 1.

        To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments and estimates that we used were as follows:

  •
  We determined that, as of October 1, 2017, our employee population consisted of approximately 1,834 individuals working at Overstock.com, Inc. and its consolidated subsidiaries, with 97.2% of these individuals located in the United States, 1.3% located in Ireland, 1.47% located in Colombia, and 0.05% located in China. Our employee population, after taking into consideration the adjustments permitted by SEC rules (as described below), consisted of approximately 1,782 individuals. As permitted by SEC rules, because our non-U.S. employees account for 5% or less of our total employees, we elected to exclude all of our non-U.S. employees. We used our existing internal payroll records to determine that non-U.S. employees accounted for 5% or less of our total employees as of October 1, 2017. The jurisdictions from which we have excluded employees under Item 402(u)(4)(ii) of Regulation S-K, and the approximate number of employees excluded from each such jurisdiction under that rule, are as follows:

Country	Approximate No. of Excluded Employees
Ireland	24
Colombia	27
China	1

        The total number of our U.S. and non-U.S. employees irrespective of any exemption permitted by SEC rules was 1,834, and the total number of our U.S. and non-U.S. employees used for our de minimis calculation set forth above was 1,782.

        To identify the "median employee" from our employee population, we used our internal records, which track annualized wages and salaries for all of our employees as well as additional pay components such as overtime, paid time off, bonuses, and other benefits provided by the Company to come up with total compensation for each of the 1,782 employees.

        Using this methodology, we determined that our "median employee" was a full-time, salaried employee located in Salt Lake City, Utah, with a salary for the 12-month period ended December 31, 2017 in the amount of $51,838. With respect to the annual total compensation of our "median employee," we identified and calculated the elements of such employee's compensation for the year ended December 31, 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $56,806. The difference between such employee's salary and the employee's annual total compensation represents Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $2,992; imputed income for group term life insurance in the amount of $787; imputed income for food purchased in the Company's subsidized café in the amount of $1,002 and other compensation of $187.

        With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2017 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2017 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding restricted stock units(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	539,744	$0	2,010,081
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	539,744	$0	2,010,081

(1)
At December 31, 2017 we had no options or compensatory warrants outstanding. The actual exercise price is the par value of the shares, which is $0.0001 per share.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee consists solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors and approves the activities and performance of the Company's independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, and (iii) the independent registered public accounting firm's audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2017. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Commission.

Members of the Audit Committee
Allison H. Abraham (Chair)
Barclay F. Corbus
Joseph J. Tabacco, Jr.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock and Blockchain Voting Series A Preferred Stock as of March 1, 2018 (except as otherwise noted below) by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock and Blockchain Voting Series A Preferred Stock held by them. Applicable percentages are based on 28,802,734 shares of common stock and 126,565 shares of Blockchain Voting Series A Preferred Stock outstanding as of March 1, 2018, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. To our knowledge, the only holder of 5% or more of the outstanding shares of our Blockchain Voting Series A Preferred Stock is Patrick Byrne. To our knowledge, at March 1, 2018, none of the persons or entities described above was the beneficial owner of any shares of our Voting Series B Preferred Stock. Each share of Preferred Stock is entitled to one vote on each matter to be submitted to the stockholders at the Annual Meeting. Amounts based on Schedule 13G filings are as of December 31, 2017 unless otherwise noted.

	Common Stock Shares Beneficially Owned			Blockchain Voting Series A Preferred Stock Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent	Number	Percent
5% Stockholders
High Plains Investments LLC	5,452,127	(1)	18.9%
700 Bitner Road
Park City, UT 84098
Morgan Stanley	2,485,921	(2)	8.6%
1585 Broadway
New York, NY 10036
Soros Fund Management	2,472,188	(3)	8.6%
250 West 55th Street, 27th Floor
New York, NY 10019
The DMB Article III Trust 3 u/a/d May 9, 2012, the Dorothy M. Byrne 2017 GRAT No. 1, Article IV Trust u/a/d May 9, 2012 JB, Article IV Trust u/a/d May 9, 2012 CB, Article IV Trust u/a/d May 9, 2012 SB, Article IV Trust u/a/d May 9, 2012 MB, Robert Snyder and Daniel Mosley	1,621,575	(4)	5.6%
16 King Road
P.O. Box 85
Etna, NH 03750
FMR LLC	1,570,619	(5)	5.5%
245 Summer Street
Boston, MA 02210
Dimensional Fund Advisors	1,610,202	(6)	5.6%
6300 Bee Cave Road, Building One
Austin, TX 78746
Directors, Nominees and Named Executive Officers
Patrick M. Byrne	6,622,122	(7)	23.0%	63,775	50.4%
Allison H. Abraham	52,765	(8)	*
Barclay F. Corbus	40,037	(9)	*
Joseph J. Tabacco, Jr.	46,599	(10)	*
Jonathan E. Johnson III	41,587	(11)	*	200	*
Kirthi Kalyanam	8,949	(12)	*
Robert P. Hughes	54,630	(13)	*	200	*
Saum Noursalehi	29,498	(14)	*
Vidya Jwala	3,451	(15)	*
Directors and Executive Officers as a Group (15 persons)	6,976,746	(16)	24.2%	64,175	50.7%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer, holds 100% of the voting interest in and controls High Plains Investments LLC. High Plains Investments LLC has shared voting power and shared dispositive power over 5,452,127 shares. High Plains Investments LLC has pledged 1,168,185 of such shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on May 30, 2017 and prior filings for information about the number of shares and the nature of the beneficial ownership held by each such person.

(2)
Morgan Stanley has shared voting power and shared dispositive power over 2,485,921 shares. Reference is hereby made to the Schedule 13G/A filed with the SEC by the reporting person on February 12, 2018.

(3)
Soros Fund Management LLC has shared voting power and shared dispositive power over 2,472,188 shares. Reference is hereby made to the Schedule 13G/A filed with the SEC by the reporting person on February 14, 2018.

(4)
(i) The DMB Article III Trust 3 u/a/d May 9, 2012 has shared voting and dispositive power over 354,598 shares, (ii) the Dorothy M. Byrne 2017 GRAT No. 1 has shared voting and dispositive power over 1,265,053 shares, (iii) Article IV Trust u/a/d May 9, 2012 JB has shared voting and dispositive power over 481 shares, (iv) Article IV Trust u/a/d May 9, 2012 CB has shared voting and dispositive power over 481 shares, (v) Article IV Trust u/a/d May 9, 2012 SB has shared voting and dispositive power over 481 shares, (vi) Article IV Trust u/a/d May 9, 2012 MB has shared voting and dispositive power over 481 shares, (vii) Robert Snyder, 16 King Road, P.O. Box 85, Etna, NH 03750, has shared voting power and dispositive power over 1,621,575 shares, and (viii) Daniel Mosley, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, has shared voting power and dispositive power over 1,621,575 shares. Reference is hereby made to the Schedule 13G/A filed with the SEC by the reporting persons on February 2, 2018 for information about the nature of the ownership of each such person.

(5)
FMR LLC has sole voting power over 1,565,719 shares, shared voting power over no shares, and sole dispositive power over 1,570,619 shares. Reference is hereby made to the Schedule 13G filed with the SEC by the reporting person on February 13, 2018.

(6)
Dimensional Fund Advisors LP has sole voting power over 1,536,393 shares, shared voting power over no shares and sole dispositive power over 1,610,202 shares. Reference is hereby made to the Schedule 13G filed with the SEC by the reporting person on February 9, 2018.

(7)
Patrick M. Byrne's shares include 5,452,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared and 119,972 shares held by The Patrick Byrne Foundation, Inc., as to which voting and investment power are shared. Dr. Byrne has sole voting and dispositive power over 1,050,023 shares, which include 3,334 shares issuable under stock-based awards. Dr. Byrne pledged 232,565 shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC (see note (1)) and 212,415 shares to a commercial bank in connection with a personal loan. In addition to the shares of common stock indicated, Dr. Byrne is the beneficial owner of 63,775 shares of our Blockchain Voting Series A Preferred Stock, which votes with the common stock.

(8)
Ms. Abraham's shares include 1,167 shares issuable under stock-based awards.

(9)
Mr. Corbus' shares include 2,834 shares issuable under stock-based awards.

(10)
Mr. Tobacco's shares include 2,834 shares issuable under stock-based awards.

(11)
Mr. Johnson's shares include 7,500 shares issuable under stock-based awards.

(12)
Dr. Kalyanam's shares include 2,834 shares issuable under stock-based awards.

(13)
Mr. Hughes' shares include 7,500 shares issuable under stock-based awards.

(14)
Mr. Noursalehi's shares include 9,167 shares issuable under stock-based awards.

(15)
Does not include any shares issuable under stock-based awards.

(16)
Shares include 63,904 shares issuable under stock-based awards.

        The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

OTHER INFORMATION

  Certain Relationships and Related Party Transactions

        Since January 1, 2017, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

        On November 6, 2017, we borrowed $40 million (the "PCL Loan") from PCL L.L.C., a Utah limited liability company directly or indirectly wholly owned by John Byrne, who is the brother of our Chief Executive Officer Patrick Byrne, and Dorothy Byrne, who is the mother of Patrick Byrne and John Byrne. The PCL Loan is governed by a Loan Agreement dated November 6, 2017 and evidenced by a Promissory Note in the principal amount of $40 million dated November 6, 2017 made by O.Com Land. We may pre-pay the entire amount of the PCL Loan at any time without penalty or premium. We pledged our corporate headquarters and related assets to secure the PCL Loan by entering into a Deed of Trust, Assignment of Rents, Assignment of Leases, Security Agreement and Fixture Filing dated November 6, 2017 made by O.Com Land (the "Deed of Trust") on our corporate headquarters, the land on which the headquarters are located, all fixtures and certain personal property related to the corporate headquarters building. We guaranteed the PCL Loan pursuant to a Guaranty of Overstock.com, Inc. dated November 6, 2017. In connection with the PCL Loan, O.Com Land entered into an Environmental Indemnity Agreement dated November 6, 2017 for the benefit of PCL. O.Com Land, Overstock and PCL also entered into a Lease Subordination Agreement dated November 6, 2017, pursuant to which Overstock subordinated its interest as the lessee of the headquarters, which is owned by O.Com Land, to PCL's possible fee ownership if PCL were to acquire title to the headquarters as a result of a default on the PCL Loan. The PCL Loan bears interest at 8.0% annually, with a default rate of 18% annually. The PCL Loan is for a term of 18 months, with all principal and any then unpaid interest due on May 1, 2019 (subject to mandatory prepayment in the event of a sale of the headquarters building or of Overstock or all or substantially all of its assets, or certain other significant events. Interest is payable monthly. We paid PCL an origination fee of 1% ($400,000) in connection with the extension of the PCL Loan. During 2017 we made interest payments totaling $490,959 to PCL. At December 31, 2017 the balance outstanding on the PCL Loan was $40,000,000.

        On February 7, 2018 we entered into an Asset Purchase Agreement with an effective date of January 22, 2018 with Rental Roost, Inc., a Delaware corporation ("Rental Roost"), Kishore Kumar, Nitin Shingate and Vikram Raghavan (the "Majority Stockholders"), pursuant to which we agreed to purchase all or substantially all of the assets of Rental Roost other than tangible assets for $500,000 (the "Rental Roost Asset Purchase Agreement"). Vikram Raghavan, who owns or owned approximately 23.2% of Rental Roost and is or was a member of the Rental Roost board of directors, is also an executive officer (Senior Vice President, Product Development) of Overstock.

        Also on February 7, 2018 we entered into an Asset Purchase Agreement with an effective date of January 22, 2018 with Houserie, Inc., a Delaware corporation ("Houserie"), and the Majority Stockholders, pursuant to which we agreed to purchase all or substantially all of the assets of Houserie other than tangible assets for $100,000 (the "Houserie Asset Purchase Agreement"). Vikram Raghavan, who owns or owned approximately 20.5% of Houserie and is or was a member of the Houserie board of directors, is also an executive officer (Senior Vice President, Product Development) of Overstock.

        On December 27, 2017 we, our wholly owned subsidiary Medici Ventures, Inc. ("Medici Ventures"), Patrick Byrne and Hernando de Soto entered into a Memorandum of Understanding (the "MOU"), which provided that the parties would form a company ("DeSoto Inc.") to be owned 50% by Medici Ventures, 33% by Hernando de Soto and 17% by Patrick Byrne. We subsequently created DeSoto Inc. as a Delaware public benefit corporation, and are in the process of creating an entity in Peru with the same ownership to facilitate DeSoto's planned operations in Peru. The goal of the new company is to develop a blockchain-based system to develop a global property registry system focused on the property rights of people in the developing world. We and/or Medici Ventures have paid or will pay or contribute $14 million to help launch the project, $8 million of which will be used to fund DeSoto, and Medici Ventures will receive a 50% ownership interest in DeSoto. Patrick Byrne personally will contribute $14 million to help launch the project and Dr. Byrne will receive a 17% ownership interest in DeSoto. Hernando de Soto will serve as Chairman of DeSoto and as a director of Medici Ventures. Patrick Byrne will serve as Co-Chairman and Chief Executive Officer of DeSoto, in addition to his positions with Overstock and Medici Ventures. The MOU contemplates a more detailed future agreement, and provides that the parties will cooperate in good faith to reach more detailed agreements in the future.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel-related expenses incurred by our executives on Company business. In 2017, the amount we reimbursed Haverford Valley, L.C. for these expenses was $600,862. Although the amount of these reimbursements in 2018 is unknown, the amount is expected to exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at estimated commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        During 2017 we paid $30,680 to SiteHelix Inc. pursuant to a Software Licensing Agreement we entered into with SiteHelix in 2016. Saum Noursalehi, our President, Retail, owns approximately 62% of SiteHelix.

        From time to time we employ relatives of our executive officers. During 2017 we paid immediate family members of our executive officers more than $120,000 as follows:

        We paid Nariman Noursalehi, who is the brother of our President, Retail, Saum Noursalehi, total compensation of $214,006 in 2017.

        We paid Sumit Goyal, who is the brother of our Senior Vice President, Software Engineering, Amit Goyal, total compensation of $208,108 in 2017.

        We expect to pay one or more relatives of executive officers more than $120,000 in 2018.

        On January 27, 2017 we repurchased 604,229 shares of our common stock from one or more subsidiaries of Fairfax Financial Holdings Limited ("Fairfax") at $16.55 per share, for an aggregate purchase price of $10 million. Prior to the sale of the shares, Fairfax was the beneficial owner of approximately 12.5% of our common stock.

        Please see our discussion under "The Board—Policies and Procedures Regarding Related Party Transactions" for a description of our policies and procedures relating to related party transactions.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, our officers, former officers, directors and 10% stockholders, we believe that during 2017 all of our officers, former officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Exchange Act, except that our Senior Vice President, Strategy, Seth Moore, reported a single sale of 872 shares after the reporting deadline.

  Procedure for Submitting Stockholder Proposals

        Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, all proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company's proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such business. In addition, such stockholder must have given timely notice of the proposed business and related matters in proper written form to the Corporate Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary. Stockholders are not permitted to propose business to be brought before a special meeting of the stockholders.

        To be timely, a stockholder proposal must be received at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2019 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company's principal executive offices not earlier than January 9, 2019 nor later than February 8, 2019.

        To be in proper written form, a stockholder's proposal delivered to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting the information specified in our Bylaws, including (i) certain information about each Proposing Person (as defined in our Bylaws), (ii) certain information about Disclosable Interests, as defined in our Bylaws and (iii) certain information about the proposed business and related matters as required by our Bylaws. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws.

        Any stockholder proposal intended to be included in the Company's proxy statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Exchange Act must be received at the Company's principal executive offices not later than November 20, 2018. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

        The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company's Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on November 9, 2015 as Exhibit 3.2 to our Quarterly Report on Form 10-Q, available at http://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person must comply with all applicable requirements of the Exchange Act.

  Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting

        Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the nomination satisfies the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for a stockholder nomination to be properly made, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such nomination. As summarized below, the advance notice provisions require a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary.

        For a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Bylaws) of the date of such annual meeting was first made. Director nominations to be made at the 2019 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices not earlier than January 9, 2019 nor later than February 8, 2019.

        For a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company's principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

        To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth all of the information required by our Bylaws, including (i) as to each Nominating Person (as defined in our Bylaws) certain information about each Nominating Person, (ii) as to each Nominating Person, certain information about Disclosable Interests, as defined in our Bylaws, and (iii) certain information about each person whom a Nominating Person proposes to nominate for election as a director, as specified in our Bylaws. In addition, the Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable requirements or (ii) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws. In addition to the requirements of our Bylaws, each Nominating Person must comply with all applicable requirements of the Exchange Act.

        The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also retained Georgeson Inc. to assist in the solicitation of proxies at a cost of approximately $9,500 plus out-of-pocket expenses.

        A copy of our 2017 Form 10-K, excluding exhibits, is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047. The 2017 Form 10-K is also available on our website at http://www.overstock.com/proxy.

  Householding

        Stockholders who share an address may receive only a single copy of the proxy statement, notice of internet availability and Form 10-K. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 799 W. Coliseum Way, Midvale, Utah 84047, or by calling Overstock Investor Relations at (801) 947-3100.

        Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy materials be mailed in the future. You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board,

Allison H. Abraham Chairwoman of the Board of Directors

March 20, 2018
Midvale, Utah

NNNNNNNNNNNN . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 8, 2018. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 3, 2018. Vote by Internet • Go to www.envisionreports.com/OSTK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed (terms to expire at the 2021 annual stockholder meeting). + 1. Election of Class I Directors: 01 - Patrick M. Byrne For Withhold For Withhold For Withhold 02 - Barclay F. Corbus 03 - Jonathan E. Johnson III Proposals — The Board of Directors recommends a vote FOR Proposal 2. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholders may also consider and act upon any other matter properly coming before the annual meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNDecNember 3N1, 2017 are available at http://www.envisionreports.com/OSTK IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 P C F3 7 2 8 3 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02S6SF NNNNNNNNN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2018 The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and notices of availability electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy/Voting Instructions — Overstock.com, Inc. Annual Stockholder Meeting — May 9, 2018 + PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS — ANNUAL MEETING The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 20, 2018, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the offices of Overstock.com, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2018, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting, including all shares of common stock, Blockchain Voting Series A Preferred Stock and Voting Series B Preferred Stock, on all matters, including the election of any person to the Board in place of any nominee who is unable or unwilling to serve. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby instructs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 9, 2018 and at any adjournment or postponement thereof. If no voting instructions are given, the Administrator of the 401(k) plan, which is composed of members of the Board of Directors including management personnel, may instruct the fiduciary to vote the shares. PLEASE COMPLETE, DATE AND SIGN THIS PROXY/VOTING INSTRUCTIONS ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting in person. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD. D